Exhibit 99.1

FOR IMMEDIATE RELEASE

Zebra Technologies Announces Second Quarter Financial Results for 2005

Vernon Hills, IL, July 27, 2005—Zebra Technologies Corporation (NASDAQ: ZBRA) today announced net sales for the quarter that ended July 2, 2005, were a record $176,614,000, up 8.5% from $162,830,000 for the same period in 2004. Net income for the second quarter was $26,763,000 versus $29,428,000, with corresponding diluted earnings per share of $0.37 versus $0.41. Per-share figures have been adjusted for a three-for-two stock split paid on August 25, 2004, in the form of a 50% stock dividend.

“These financial results did not meet expectations and reflect weakness in sales to retail accounts in our two largest territories, a business slowdown in parts of Europe, and higher operating expenses,” stated Edward Kaplan, Zebra’s chairman and chief executive officer. “These circumstances mask significant progress and growth in several areas of our business. Shipments to customers other than retail remained firm, and the company benefited from strong growth in emerging Latin America, Asia Pacific and Eastern Europe regions. Zebra’s financial strength and leading position in fundamentally healthy markets with long-term favorable growth prospects keep us optimistic about our ability to build value in the company for all of its stockholders.”

Discussion and Analysis

For the second quarter of 2005:

•                  High growth in the company’s Latin America and Asia Pacific territories to record levels paced quarterly sales, which were moderated by slower growth in North America and the Europe, Middle East and Africa (EMEA) region, the company’s two largest territories. Quarterly sales growth was affected by a slowdown in shipments of mobile printers, compared with large shipments to major retail customers in North America and EMEA a year ago. In addition, deteriorating economic conditions reduced sales growth for the EMEA territory.

•                  Gross profit margin of 50.6% versus 51.9% was affected by unfavorable foreign exchange movements, higher distribution and freight expenses, and less efficient overhead absorption.

•                  Higher legal expenses and ongoing investments in personnel to support geographic expansion contributed to operating expense growth of 25.7%.

For the first six months of 2005, net sales were $347,342,000, an increase of 9.6% over $317,004,000 for the first half of 2004. First-half net income was $53,870,000, or $0.74 per diluted share, compared with $57,362,000, or $0.79 per diluted share, for the same period a year ago.

At July 2, 2005, Zebra had $573,810,000 in cash, investments and marketable securities, and no long-term debt. Inventories totaled $63,569,000. Accounts receivable were $104,999,000.

Third Quarter Outlook

Zebra also announced its financial forecast for the third quarter of 2005. Net sales are expected within a range of $170,000,000 and $180,000,000. Earnings are expected within a range of $0.35 and $0.39 per diluted share.

Forward-looking Statement

This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s financial forecast for the third quarter

Zebra Technologies Corporation

333 Corporate Woods Parkway • Vernon Hills, IL 60061-3109 USA T+1 847 634 6700 F+1 847 913 8766 www.zebra.com of 2005 stated in the paragraph directly above. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. We may elect to update forward-looking statements but expressly disclaim any obligation to do so, even if our estimates change.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in general industry and market conditions, of general domestic and international economic conditions, and other factors. Generally, market acceptance of the company’s products and product lines and competitors’ product offerings, as well as the speed of adoption of the company’s printing technologies and competing technologies could also have an effect on the accuracy of our estimates and forward-looking statements. When used in this release and documents referenced, the words “anticipate,” “believe,” “estimate,” and “expect” and similar expressions, as they relate to the company or its management are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission. In particular, readers are referred to Zebra’s Form 10-K for the year ended December 31, 2004, and Form 10-Q reports.

Zebra Technologies Corporation delivers innovative and reliable on-demand printing solutions for business improvement and security applications in 90 countries around the world. More than 90 percent of Fortune 500 companies use Zebra-brand printers. A broad range of applications benefit from Zebra-brand thermal bar code, “smart” label, receipt, and card printers, resulting in enhanced security, increased productivity, improved quality, lower costs, and better customer service. The company has sold more than four million printers, including RFID printer/encoders and wireless mobile solutions, and also offers software, connectivity solutions and printing supplies. Information about Zebra bar code, card and RFID products can be found at http://www.zebra.com.

Investors are invited to listen to a live Internet broadcast of Zebra’s conference call discussing the company’s financial results for the second quarter of 2005. The conference call will be held at 11:00 AM Eastern Time today. To listen to the call, visit the company’s Web site at www.zebra.com.

For Information, Contact:

Charles R. Whitchurch

Chief Financial Officer

Phone: 847.634.6700

Fax: 847.821.2545

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	July 2,	December 31,
	2005	2004
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$10,098	$17,983
Investments and marketable securities	563,712	540,010
Accounts receivable, net	104,999	96,881
Inventories	63,569	59,255
Deferred income taxes	8,747	6,625
Prepaid expenses	5,358	3,884
Total current assets	756,483	724,638

Property and equipment at cost, less accumulated depreciation and amortization	47,564	46,283
Goodwill	69,095	61,793
Other intangibles	14,809	6,517
Other assets	30,912	22,991
Total assets	$918,863	$862,222

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$21,674	$24,130
Accrued liabilities	27,501	29,248
Current portion of obligation under capital lease	55	54
Income taxes payable	1,969	6,144
Total current liabilities	51,199	59,576

Obligation under capital lease, less current portion	89	117
Deferred income taxes	3,468	417
Deferred rent	569	564
Other long-term liabilities	4,883	3,894
Total liabilities	60,208	64,568

Stockholders’ equity:
Preferred stock	—	—
Class A Common Stock	721	718
Additional paid-in capital	92,877	84,180
Retained earnings	760,359	706,489
Accumulated other comprehensive income	4,698	6,267
Total stockholders’ equity	858,655	797,654
Total liabilities and stockholders’ equity	$918,863	$862,222

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 2,	July 3,	July 2,	July 3,
	2005	2004	2005	2004
Net sales	$176,614	$162,830	$347,342	$317,004
Cost of sales	87,266	78,315	170,629	151,886
Gross profit	89,348	84,515	176,713	165,118
Operating expenses:
Selling and marketing	22,554	18,023	43,621	35,231
Research and development	12,054	9,233	22,721	18,129
General and administrative	16,810	12,562	31,757	25,324
Amortization of intangible assets	387	626	1,034	1,275
Acquired in-process technology	—	—	—	22
Exit costs	141	876	1,658	1,238
Total operating expenses	51,946	41,320	100,791	81,219

Operating income	37,402	43,195	75,922	83,899

Other income (expense):
Investment income	3,072	2,091	6,349	5,163
Interest expense	(27)	(6)	(31)	(32)
Foreign exchange gains (losses)	812	413	865	(244)
Other, net	(243)	(537)	(545)	(836)
Total other income	3,614	1,961	6,638	4,051

Income before income taxes	41,016	45,156	82,560	87,950
Income taxes	14,253	15,728	28,690	30,588
Net income	$26,763	$29,428	$53,870	$57,362

Basic earnings per share	$0.37	$0.41	$0.75	$0.80
Diluted earnings per share	$0.37	$0.41	$0.74	$0.79

Basic weighted average shares outstanding	72,013	71,559	71,939	71,397
Diluted weighted average and equivalent shares outstanding	72,714	72,554	72,706	72,403

Note: Share and per-share figures for 2004 were adjusted for a three-for-two stock split paid in the form of a 50% stock dividend on August 25, 2004.

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Six Months Ended
	July 2,	July 3,
	2005	2004
Cash flows from operating activities:
Net income	$53,870	$57,362
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	6,399	6,080
Tax benefit from exercise of stock options	2,100	5,516
Acquired in-process technology	—	22
Deferred income taxes	859	(685)
Changes in assets and liabilities, net of businesses acquired:
Accounts receivable, net	(12,124)	(12,496)
Inventories	(5,342)	(4,527)
Other assets	(16,612)	(3,105)
Accounts payable	(1,655)	398
Accrued liabilities	(1,291)	(2,152)
Income taxes payable	(3,831)	1,767
Other operating activities	1,532	(807)
Net cash provided by operating activities	23,905	47,373

Cash flows from investing activities:
Purchases of property and equipment	(6,607)	(7,737)
Acquisition of assets of Retail Systems International, Inc.	(7,655)	—
Purchases of investments and marketable securities	(509,112)	(709,560)
Maturities of investments and marketable securities	313,076	475,442
Sales of investments and marketable securities	172,334	178,143
Net cash used in investing activities	(37,964)	(63,712)

Cash flows from financing activities:
Proceeds from exercise of stock options and stock purchase plan purchases	6,600	11,432
Payments for obligation under capital lease	(27)	(8)
Net cash provided by financing activities	6,573	11,424

Effect of exchange rate changes on cash	(399)	36

Net decrease in cash and cash equivalents	(7,885)	(4,879)
Cash and cash equivalents at beginning of period	17,983	14,266
Cash and cash equivalents at end of period	$10,098	$9,387

Supplemental disclosures of cash flow information:
Interest paid	$31	$32
Income taxes paid	31,104	23,929

ZEBRA TECHNOLOGIES CORPORATION

SUPPLEMENTAL SALES INFORMATION

(Amounts in thousands)

(Unaudited)

Sales by Product Category

	Three Months Ended
	July 2,	July 3,	Percent	Percent of
	2005	2004	Change	Total Sales
Hardware	$135,915	$127,167	6.9	77.0
Supplies	33,071	28,273	17.0	18.7
Service and software	6,648	6,283	5.8	3.8
Shipping and handling	1,378	1,095	25.8	0.7
Cash flow from hedging activities	(398)	12	NM	(0.2)
Total sales	$176,614	$162,830	8.5	100.0

Sales by Geographic Region

	Three Months Ended
	July 2,	July 3,	Percent	Percent of
	2005	2004	Change	Total Sales
Europe, Middle East and Africa	$58,271	$53,156	9.6	33.0
Latin America	12,897	9,452	36.4	7.3
Asia-Pacific	15,665	12,039	30.1	8.9
Total international	86,833	74,647	16.3	49.2
North America	89,781	88,183	1.8	50.8
Total sales	$176,614	$162,830	8.5	100.0

Sales by Product Category

	Six Months Ended
	July 2,	July 3,	Percent	Percent of
	2005	2004	Change	Total Sales
Hardware	$269,386	$245,645	9.7	77.6
Supplies	63,019	56,947	10.7	18.1
Service and software	12,728	12,824	(0.7)	3.7
Shipping and handling	2,880	2,219	29.8	0.8
Cash flow from hedging activities	(671)	(631)	NM	(0.2)
Total sales	$347,342	$317,004	9.6	100.0

Sales by Geographic Region

	Six Months Ended
	July 2,	July 3,	Percent	Percent of
	2005	2004	Change	Total Sales
Europe, Middle East and Africa	$118,851	$105,608	12.5	34.2
Latin America	23,023	17,891	28.7	6.6
Asia-Pacific	28,124	24,189	16.3	8.1
Total international	169,998	147,688	15.1	48.9
North America	177,344	169,316	4.7	51.1
Total sales	$347,342	$317,004	9.6	100.0